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                                                                   EXHIBIT 10.17

                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT (the "Agreement") is made as of the 19th day of March, 2003, by and between NTL Incorporated, a Delaware corporation (the "Company"), and Simon Duffy (the "Executive").

                  WHEREAS, the Company wishes to employ the Executive effective as of March 31, 2003 (the "Effective Date"); and

                  WHEREAS, the Executive wishes to accept such employment and to render services to the Company on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

         1. Effectiveness. This Agreement shall become effective as of the Effective Date.

         2.       Employment Term.

                  (a) The term of the Executive's employment pursuant to this Agreement (the "Employment Term") shall commence as of the Effective Date and shall end on December 31, 2004, unless the Employment Term terminates earlier pursuant to Section 7 of this Agreement. The Employment Term may be extended by mutual agreement of the Company and the Executive; provided, that the Company shall give the Executive at least 60 days' notice prior to December 31, 2004 if it does not intend to seek an extension of the Employment Term.

                  (b) Title; Duties. The Executive shall initially join the Company and perform such duties, services and responsibilities as are reasonably requested from time to time by the Board of Directors of the Company (the "Board") and normal and customary for such position until such time as he is appointed as Chief Operating Officer; from which time he shall perform such duties, services and responsibilities as are reasonably requested from time to time by the

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Board and normal and customary for the Chief Operating Officer position. During the Employment Term, the Executive shall be based in the United Kingdom but shall undertake such overseas travel as is necessary for the proper performance of his duties hereunder.

                  During the Employment Term, the Executive shall devote substantially all of his time to the performance of the Executive's duties hereunder. During the Employment Term, the Executive will not, without the prior written approval of the Board, engage in any other business activity which interferes in any material respect with the performance of the Executive's duties hereunder or which is in violation of written policies established from time to time by the Company. Nothing contained in this Agreement shall preclude the Executive from devoting a reasonable amount of time and attention during the Employment Term to (i) serving as a nonexecutive director, trustee or member of a committee of up to two for-profit organizations; (ii) engaging in charitable and community activities; and (iii) managing personal and family investments and affairs, so long as any activities of the Executive which are within the scope of clauses (i), (ii) and (iii) of this Section 2(b) do not interfere in any material respect with the performance of the Executive's duties hereunder.

         3.       Monetary Remuneration.

                  (a) Base Salary. During the Employment Term, in consideration of the performance by the Executive of the Executive's obligations hereunder to the Company and its parents, subsidiaries, associated and affiliated companies and joint ventures (collectively, the "Company Affiliated Group") in any capacity (including any services as an officer, director, employee, member of any Board committee or management committee or otherwise), the Company shall pay to the Executive an annual salary of L385,000 (the
"Base Salary"). The Base Salary shall be payable in accordance with the normal payroll practices of the Company in effect

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from time to time for senior management. If the Executive provides services to members of the Company Affiliated Group other than the Company, no additional compensation shall be paid by any such member to the Executive, and any compensation for such services (if any) shall be paid to the Company.

                  (b)      Annual Cash Bonus.

                  During each fiscal year of the Company that the Employment Term is in effect, the Executive shall be eligible to earn a cash bonus in the sole discretion of the Board of up to 100% of the Executive's Base Salary (prorated for any partial fiscal year) (the "Annual Cash Bonus").

         4.       Equity-Based Compensation.

                  (a) During the Employment Term, the Executive shall be eligible to receive options to purchase common stock of the Company in addition to the options described in Appendix A at such exercise prices, schedules as to exercisability and other terms and conditions as determined in the sole discretion of the Board.

         5.       Benefits.

                  (a) During the Employment Term, the Executive shall be entitled to participate in all of the employee benefit plans, programs, policies and arrangements (including fringe benefit and executive perquisite programs and policies) made available by the Company to, or for the benefit of, its executive officers in accordance with the terms thereof as they may be in effect from time to time, in so far as such benefits are capable of being provided in the United Kingdom.

                  (b) Reimbursement of Expenses. During the Employment Term, the Company shall reimburse the Executive for all reasonable business expenses incurred by the

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Executive in carrying out the Executive's duties, services and responsibilities under this Agreement, so long as the Executive complies with the general procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses applicable to senior management generally.

         6. Vacations. For each whole and partial calendar year during the Employment Term, the Executive shall be entitled in addition to public and statutory holidays to 5 weeks of paid vacation (prorated for any partial calendar year, except for calendar year 2003), to be credited and taken in accordance with the Company's policy as in effect from time to time for its similarly situated executives.

         7.       Termination; Severance.

                  (a) Termination of Employment. The Company may terminate the employment of the Executive Without Cause upon 30 days' written notice to the Executive. The Company may (at its discretion) at any time following the giving of such notice (but not exceeding the length of the notice given) cease to provide work for the Executive in which event during such notice period the other provisions of this Agreement shall continue to have full force and effect but the Executive shall not be entitled to access to any premises of the Company or any member of the Company Affiliated Group. In addition, the employment of the Executive shall automatically terminate as of the date on which the Executive dies or is Disabled. For purposes of this Agreement, the Executive shall be "Disabled" as of any date if, as of such date, the Executive has been unable, due to physical or mental incapacity, to substantially perform the Executive's duties, services and responsibilities hereunder either for a period of at least 180 consecutive days or for at least 270 days in any consecutive 365-day period, whichever may be applicable. Upon termination of the Executive's employment because the Executive dies or is

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Disabled, the Company shall provide the Executive (or the Executive's estate, if applicable) with death or disability benefits (as applicable) pursuant to the plans, programs, policies and arrangements of the Company as are then in effect with respect to executive officers. In addition, upon any termination of the Executive's employment during the Employment Term, the Company shall pay the Executive any earned but unpaid portion of the Base Salary and Annual Cash
Bonus. Immediately following termination of the Executive's employment for any reason, the Employment Term shall terminate.

                  (b) Termination Without Cause; Constructive Termination Without Cause. Upon a Termination Without Cause or a Constructive Termination Without Cause, the Company shall, as soon as practicable following the Executive's execution and delivery to the Company of the general release of claims set forth in Section 7(f), pay the Executive a lump-sum severance payment of cash equal to the product of the Base Salary times 3. This sum shall be subject to deductions for income tax and national insurance contributions.

                  (c) Termination upon Non-Renewal of the Employment Term. If (i) the Employment Term shall expire on December 31, 2004, and (ii) the Executive's employment hereunder shall terminate between January l, 2005 and January 15, 2005 and such termination is not a termination by the Company for Cause or by reason of the Executive having died or become Disabled and (iii) the Executive is not, on the date of termination, a party to an employment agreement with the Company that the parties agree therein is a successor to this Agreement, then the Company shall, as soon as practicable following the Executive's execution and delivery to the Company of the general release set forth in Section 7(f), pay the Executive a lump-sum severance payment of cash equal to the product of the Base Salary times 2 which sum shall be subject to deductions for income tax and national insurance contributions.

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                  (d)      Upon a termination of the Executive's employment by
the Company for Cause, or upon termination by the Executive with 30 day's written notice given to the Company (other than a Constructive Termination Without Cause) the Executive shall be entitled to earned but unpaid Base Salary and benefits through to the date of termination, and the Executive shall not be entitled to any other payments or benefits.

                  (e) Upon any termination of the Executive's employment other than by the Company for Cause, the Executive and his family shall be entitled to continued medical benefits under (and in accordance with the terms of) the Company's benefit plans for 1 year from the date of termination.

                  For purposes of this Agreement:

                           (i)      A "Constructive Termination Without Cause"
means a termination of the Executive's employment during the Employment Term by the Executive following the occurrence of any of the following events without the Executive's prior consent: (A) following his appointment thereto, failure by the Company to continue the Executive as the Company's Chief Operating Officer (excluding a promotion); (B) any material diminution in the Executive's working conditions or authority, responsibilities or authorities; (C) assignment to the Executive of duties that are inconsistent, in a material respect, with the scope of duties and responsibilities associated with his position as described; (D) any materially adverse change in the reporting structure applicable to the Executive (but not including a change in the person filling the position to which the Executive reports); (E) failure to grant the Executive, during the 2003 fiscal year, the options set forth on Appendix A hereto; (F) failure of the Board to elect the Executive as an officer of the Company within three months of the Effective Date; (G) the failure of the Company to maintain commercially reasonable directors' and officers' liability insurance; (H) a

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Change in Control occurs and the Executive is Terminated Without Cause during the period commencing on the date of the Change in Control and ending on the first anniversary thereof, or (1) a Change in Control occurs and during the period commencing on the date of the Change in Control and ending on the first anniversary thereof the Employment Term is not renewed. For purposes of this Agreement, a "Change in Control" is defined in Appendix B attached hereto, and incorporated by reference. The Executive shall give the Company 10 days' notice of the Executive's intention to terminate the Executive's employment and claim that a Constructive Termination Without Cause (as defined in (A), (B), (C), (D),
(E), (G), (H) or (I) above) has occurred, and such notice shall describe the facts and circumstances in support of such claim in reasonable detail. The Company shall have 10 days thereafter to cure such facts and circumstances if possible.

                           (ii)     A "Termination Without Cause" means a
termination of the Executive's employment during the Employment Term by the Company other than for Cause.

                           (iii)    "Cause" means (x) the Executive is convicted
of, any criminal offence including fraud or breach of trust; (y) the willful or continued failure of the Executive to perform the Executive's duties hereunder (other than as a result of physical or mental illness); or (z) in carrying out the Executive's duties hereunder, the Executive has engaged in conduct that constitutes gross neglect or willful misconduct, unless the Executive believed in good faith that such conduct was in, or not opposed to, the best interests of the Company and each member of the Company Affiliated Group. The Company shall give the Executive 10 days' notice of the Company's intention to terminate the Executive's employment and claim that facts and circumstances constituting Cause exist, and such notice shall describe the facts and circumstances in support of such claim. The Executive shall have 10 days thereafter to cure such

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facts and circumstances if possible. If the Board reasonably concludes that the
Executive has not cured such facts or circumstances within such time, Cause shall not be deemed to have been established unless and until the Executive has received a hearing before the Board (if promptly requested by the Executive) and a majority of the Board within 10 days of the date of such hearing (if so requested) reasonably confirms the existence of Cause and the termination of the Executive therefor. If the Executive is a member of the Board, the Executive hereby recuses himself or herself from the deliberations and vote of the Board at such subsequent meeting.

                  (f) Release; Full Satisfaction. Notwithstanding any other provision of this Agreement, no severance pay shall become payable under this Agreement unless and until the Executive executes a general release of claims in form and manner reasonably satisfactory to the Company including where relevant a release of any statutory claims, and such release has become irrevocable; provided, that the Executive shall not be required to release any indemnification rights. The payments to be provided to the Executive pursuant to this Section 7 upon termination of the Executive's employment shall constitute the exclusive payments in the nature of severance or termination pay or salary continuation which shall be due to the Executive upon a termination of employment and shall be in lieu of any other such payments under any plan, program, policy or other arrangement which has heretofore been or shall hereafter be established by any member of the Company Affiliated Group.

                  (g) Resignation as a Director. Upon termination of the Executive's employment for any reason, the Executive shall be deemed to have resigned from the Board and from all other boards of, and other positions with, any member of the Company Affiliated Group, as applicable.

                                       8
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                  (h)      Cooperation Following Termination. Following
termination of the Executive's employment for any reason, the Executive agrees to reasonably cooperate with the Company upon the reasonable request of the Board and to be reasonably available to the Company with respect to matters arising out of the Executive's services to any member of the Company Affiliated Group. The Company shall reimburse or, at the Executive's request, advance the Executive for expenses reasonably incurred in connection with such matters.

         8. Executive's Representation. The Executive represents to the Company that the Executive's execution and performance of this Agreement does not violate any agreement or obligation (whether or not written) that the Executive has with or to any person or entity including, but not limited to, any prior employer.

         9.       Executive's Covenants.

                  (a) Confidentiality. The Executive agrees and understands that the Executive has been, and in the Executive's position with the Company the Executive will be, exposed to and receive information relating to the confidential affairs of the Company Affiliated Group, including, but not limited to, technical information, business and marketing plans, strategies, customer (or potential customer) information, other information concerning the products, promotions, development, financing, pricing, technology, inventions, expansion plans, business policies and practices of the Company Affiliated Group, whether or not reduced to tangible form, and other forms of information considered by the Company Affiliated Group to be confidential and in the nature of trade secrets. The Executive will not knowingly disclose such information, either directly or indirectly, to any person or entity outside the Company Affiliated Group without the prior written consent of the Company; provided, however, that
(1) the Executive shall have no obligation under this Section 9(a) with respect to any information that is or

                                       9
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becomes publicly known other than as a result of the Executive's breach of the
Executive's obligations hereunder and (ii) the Executive may (x) disclose such information to the extent he determines that so doing is reasonable or appropriate in the performance of the Executive's duties or, (y) after giving prior notice to the Company to the extent practicable, under the circumstances, disclose such information to the extent required by applicable laws or governmental regulations or by judicial or regulatory process. Upon termination of the Executive's employment, the Executive shall promptly supply to the Company all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data and any other tangible product or document which has been produced by, received by or otherwise submitted to the Executive in the course of or otherwise in connection with the Executive's services to the Company Affiliated Group during or prior to the Employment Term.

                  (b) Non-Competition and Non-Solicitation. During the period commencing upon the Effective Date and ending on the 12-month anniversary of the termination of the Executive's employment with the Company, the Executive shall not, as an employee, employer, stockholder, officer, director, partner, associate, consultant or other independent contractor, advisor, proprietor, lender, or in any other manner or capacity (other than with respect to the Executive's services to the Company Affiliated Group), directly or indirectly:

                           (i)      perform services for, or otherwise have any
involvement with, any business unit of a person, where such business unit competes directly or indirectly with any member of the Company Affiliated Group by owning or operating (x) broadband communications networks for telephone, cable television or internet services or (y) transmission networks for television and radio broadcasting, in each case principally in the United Kingdom

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or Ireland (the "Core Business"); provided, however, that this Agreement shall not prohibit the Executive from owning up to 1% of any class of equity securities of one or more publicly traded companies;

                           (ii)     hire any individual who is, or within the 12
months prior to the Executive's termination was, an employee of any member of the Company Affiliated Group whose base salary at the time of hire exceeded $100,000 per year and with whom the Executive had contact (other than on a de minimis basis); or

                           (iii)    solicit, in competition with any member of
the Company Affiliated Group in the Core Businesses, any business, or order of business from any person that the Executive knows was a current or prospective customer of any member of the Company Affiliated Group during the Executive's employment and with whom the Executive had contact.

                  (c) Proprietary Rights. The Executive assigns all of the Executive's interest in any and all inventions, discoveries, improvements and patentable or copyrightable works initiated, conceived or made by the Executive, either alone or in conjunction with others, during the Employment Term and related to the business or activities of any member of the Company Affiliated Group to the Company or its nominee. Whenever requested to do so by the Company, the Executive shall execute any and all applications, assignments or other instruments that the Company shall in good faith deem necessary to apply for and obtain trademarks, patents or copyrights of the United States or any foreign country or otherwise protect the interest of any member of the Company Affiliated Group therein. These obligations shall continue beyond the conclusion of the Employment Term with respect to inventions, discoveries, improvements or

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copyrightable works initiated, conceived or made by the Executive during the
Employment Term.

                  (d) Acknowledgment. The Executive expressly recognizes and agrees that the restraints imposed by this Section 9 are reasonable as to time and geographic scope and are not oppressive. The Executive further expressly recognizes and agrees that the restraints imposed by this Section 9 represent a reasonable and necessary restriction for the protection of the legitimate interests of the Company Affiliated Group, that the failure by the Executive to observe and comply with the covenants and agreements in this
Section 9 will cause irreparable harm to the Company Affiliated Group, that it is and will continue to be difficult to ascertain the harm and damages to the Company Affiliated Group that such a failure by the Executive would cause, that the consideration received by the Executive for entering into these covenants and agreements is fair, that the covenants and agreements and their enforcement will not deprive the Executive of an ability to earn a reasonable living, and that the Executive has acquired knowledge and skills in this field that will allow the Executive to obtain employment without violating these covenants and agreements. The Executive further expressly acknowledges that the Executive has received an opportunity to consult independent counsel, before executing this Agreement but has chosen not to exercise that right.

         10.      Indemnification.

                  (a) To the extent permitted by applicable law, the Company shall indemnify the Executive against, and save and hold the Executive harmless from, any damages, liabilities, losses, judgments, penalties, fines, amounts paid or to be paid in settlement, costs and reasonable expenses (including, but not limited to, attorneys' fees and expenses), resulting from, arising out of or in connection with any threatened, pending or completed claim, action, proceeding or

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investigation (whether civil or criminal) against or affecting the Executive by reason of the Executive's service from and after the Effective Date as an officer, director or employee of, or consultant to, any member of the Company Affiliated Group, or in any capacity at the request of any member of the Company Affiliated Group, or an officer, director or employee thereof, in or with regard to any other entity, employee benefit plan or enterprise (other than arising out of the Executive's acts of misappropriation of funds or actual fraud). In the event the Company does not compromise or assume the defense of any indemnifiable claim or action against the Executive, the Company shall promptly pay to the Executive to the extent permitted by applicable law all costs and expenses incurred or to be incurred by the Executive in defending or responding to any claim or investigation in advance of the final disposition thereof; provided, however, that if it is ultimately determined by a final judgment of a court of competent jurisdiction (from whose decision no appeals may be taken, or the time for appeal having lapsed) that the Executive was not entitled to indemnity hereunder, then the Executive shall repay forthwith all amounts so advanced. The Company may not agree to any settlement or compromise of any claim against the Executive, other than a settlement or compromise solely for monetary damages for which the Company shall be solely responsible, without the prior written consent of the Executive, which consent shall not be unreasonably withheld. This right to indemnification shall be in addition to, and not in lieu of, any other right to indemnification to which the Executive shall be entitled pursuant to the Company's Certificate of Incorporation or By-laws or otherwise.

                  (b) Directors' and Officers' Insurance. The Company shall use its best efforts to maintain commercially reasonable directors' and officers' liability insurance during the Employment Term.

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         11.      Miscellaneous.

                  (a) Non-Waiver of Rights. The failure to enforce at any time the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of either party to enforce each and every provision in accordance with its terms. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar conditions or provisions at that time or at any prior or subsequent time.

                  (b) Notices. All notices required or permitted hereunder will be given in writing, by personal delivery, by confirmed facsimile transmission (with a copy sent by express delivery) or by express next-day delivery via express mail or any reputable courier service, in each case addressed as follows (or to such other address as may be designated):

                  If to the Company:         110 East 59th Street
                                             New York, NY 10022
                                             Attention: Secretary
                                             Fax: (212) 906-8497

                  If to the Executive:       Simon Duffy
                                             Raybourne House
                                             Mill Street
                                             Islip, Oxon, ox5 2sz

Notices that are delivered personally, by confirmed facsimile transmission, or by courier as aforesaid, shall be effective on the date of delivery.

                  (c) Binding Effect: Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, estates, successors (whether direct or indirect, by purchase, merger,

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consolidation, reorganization or otherwise) and assigns. Notwithstanding the provisions of the immediately preceding sentence, the Executive shall not assign all or any portion of this Agreement without the prior written consent of the Company.

                  (d) Withholding. The Company shall withhold or cause to be withheld from any payments made pursuant to this Agreement any relevant taxes as shall be required to be withheld pursuant to any law or governmental regulation or ruling.

                  (e) Entire Agreement. This Agreement constitutes the complete understanding between the parties with respect to the Executive's employment and supersedes any other prior oral or written agreements, arrangements or understandings between the Executive and any member of the Company Affiliated Group. Without limiting the generality of the Plan or Section 11 of this Agreement or this Section 12(e), effective as of the Effective Date, this Agreement supersedes any existing employment, retention, severance and change-in-control agreements or similar arrangements or understandings (collectively, the "Prior Agreements") between the Executive and the Company and any member of the Company Affiliated Group, and any and all claims under or in respect of the Prior Agreements that the Executive may have or assert on or following the Effective Date shall be governed by and completely satisfied and discharged in accordance with the terms and conditions of this Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement.

                  (f) Severability. If any provision of this Agreement, or any application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.

                  (g) Governing Law, Etc. This Agreement shall be governed by and construed in accordance with the internal laws of the England nd Wales, without reference to the principles of conflict of laws.

                  (h) Modifications. Neither this Agreement nor any provision hereof may be modified, altered, amended or waived except by an instrument in writing duly signed by the party to be charged.

                  (i) Number and Headings. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. The headings contained herein are solely for purposes of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

                  (j) Counterparts. This Agreement may be executed in 2 or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                            (signature page follows)

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                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed, and the Executive has executed this Agreement as of the day and year first above written, in each case effective as of the Effective Date.

                                    NTL Incorporated

                                    By  /s/ Barclay Knapp
                                        --------------------------------------

                                        Its CEO

                                    /s/ Simon Duffy
                                    ------------------------------------------
                                    Simon Duffy

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                                                                      Appendix A

NTL Incorporated Stock Options for Simon Duffy

OPTIONS GRANTED ON HIRE DATE:

260,000 options; granted 20% immediately, 20% on each of 3/31/03, 6/30/03, 9/30/03, 12/31/03. Strike Price - [$15.00 per share]; - vests 1/3 on each anniversary date of issuance. Upon any termination without cause vested options must be exercised within three months of the termination date.

Other Terms

Options will have a ten-year total term. Options vesting will accelerate on a transfer of control. Transfer of control definition -- see Stock Option Plan.

Options subject to terms of NTL Incorporated 2003 Stock Option Plan and the Stock Option Agreement pursuant to which such stock options are granted.

                                       18
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                                                                      Appendix B

         A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                           (i)      Any Person is or becomes the Beneficial
Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing 30% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (a) of Paragraph (iii) below; or

                           (ii)     the following individuals cease for any
reason to constitute a majority of the number of directors then serving: individuals who, on the date the Plan is adopted by the Board of Directors of the Company ("Board"), constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                           (iii)    there is consummated a merger or
consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or such surviving entity or any parent thereof outstanding consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directory or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing 30% or more of the combined voting power of the Company's then outstanding securities; or

                           (iv)     the stockholders of the Company approve a
plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by the stockholders of the Company immediately prior to such sale.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

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

For purposes of this Appendix B:

"Affiliate" shall have the meaning set forth in Rule l2b-2 under Section 12 of the Securities Exchange Act of 1934.

"Person" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as modified and used in Sections 13(d) and 14(d) thereof, except that such terms shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

"Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly filed on a Form 13-G.

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